Exhibit 10.1

Chris Campbell   #056682

HEISINGER, BUCK & MORRIS

P.O. Box 5427- Sixth & Dolores Streets

Carmel, California   93921

Telephone (831) 624-3891

Facsimile (831) 625-0145

Attorneys for Petitioner John L. McDonnell, Jr., Trustee

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF MONTEREY

In re the	)	Case No. P 31598
)
JARVIS FAMILY TRUSTS	)	BID TO PURCHASE REAL PROPERTY:
Under an Agreement between	)	ACCEPTANCES BY REPRESENTATIVE
Todd Henry Jarvis and James	)	AND BY REAL ESTATE BROKER
Alvin Jarvis dated Dec. 18, 1998)
)
)
	)	Date: December 17, 2014
	)	Time: 1:30 p.m.
	)	Dept: 14

To John L. McDonnell, Jr., trustee of the Jarvis Replacement Administrative Trust dated May 28, 2004, and approved by Monterey County Superior Court on June 28, 2004 (“the Jarvis Trust”): Gladstone Land Corporation or its assignee, the undersigned bidder (“Bidder”), hereby offers the sum of $16,964,020.74, all cash at close of escrow on January 5, 2015, to purchase the real property belonging to the Jarvis Trust which is commonly known as the Jarvis Ranch, Monterey County APN 253-012-053-000, more particularly described in Exhibit A, which is attached to and incorporated in this bid (“the property”), subject to current taxes, covenants, conditions, restrictions, reservations, rights, rights-of-way, and easements of record.

Delivered to you with this bid is a certified check for two hundred fifty thousand dollars ($250,000), which shall be deposited into escrow and applied against the purchase price. The balance of the purchase price to be paid on confirmation of this sale by the Court prior to close of escrow on January 5, 2015. Bidder acknowledges that, should Bidder fail to qualify to purchase the property or fail to close escrow in a timely fashion, Bidder may be required to pay such a sum as the Court shall determine for any damages incurred by the Jarvis Replacement Administrative Trust as a result of such failure.

Bid to Purchase Real Property In re JARVIS FAMILY TRUSTS, MP 31598	1

Bidder agrees that the property is sold “as-is,” except for title, in its present condition as of the date of acceptance. Bidder has reviewed the amended preliminary title report from Chicago Title effective November 19, 2014. In the event that any encumbrances not shown on that report are recorded prior to close of escrow, or if an appeal of the order confirming sale is filed, The Jarvis Trust agrees to remove such encumbrances orobtain relief from the stay created by such appeal, prior to close of escrow at The Jarvis Trust’s sole cost, within 30 days from the date The Jarvis Trust is notified of the encumbrance or appeal, or Bidder shall be entitled, in its discretion and by written notice to The Jarvis Trust, to terminate the offer evidenced hereby and obtain return of the $250,000 deposit, in which case the Bidder shall not be required by the Court to pay any damages to The Jarvis Trust and the parties shall have no further obligation to each other. There are no contingencies to this offer.

The Jarvis Trust shall pay all costs for a Standard Title Policy, one-half of recording and escrow fees, and all County transfer taxes. Bidder agrees to pay the additional costs of any Extended Title Policy (in excess of the cost of a Standard Title Policy) and the cost of any ALTA survey required to obtain an Extended Title Policy, and one-half of the recording fees and escrow fees.

Rentals, taxes, expenses of operation and maintenance, and premiums on insurance, if applicable, shall be prorated as of the date of close of escrow.

The following encumbrance is to be satisfied from the purchase price: the deed of trust dated February 8, 2012, in the amount of one million five hundred thousand dollars ($1,500,000), recorded February 23, 2012, as document 2012011427 of the Official Records of Monterey County.

Bidder acknowledges that the property is currently the subject of a legal condemnation action filed by the State of California Department of Transportation for the purpose of taking through eminent domain a portion of the property consisting of approximately 4.531 acres. Bidder further acknowledges that, if this sale is approved, Bidder will become a defendant in this action, which is Monterey County Superior Court Case No. M98919. Bidder has been directed to review the court file on that action for further details, and Bidder is satisfied that Bidder understands and appreciates the consequences of becoming a defendant in that action.

Bid to Purchase Real Property Inre JARVIS FAMILY TRUSTS, MP 31598	2

Bidder has received and reviewed a copy of the Report of Sale and Petition for Order Confirming Sale of Real Property filed in this case on November 13, 2014, including its exhibits.

Bidder agrees to cooperate with the the Jarvis Trust to effectuate an Internal Revenue Code Section 1031 tax-free exchange of all or a portion of the property, at no delay, additional cost, liability, or expense to Bidder. Bidder understands that the sale is not conditioned upon the ability to complete such an exchange.

At the close of escrow, title to the property will be taken in the following manner:

Gladstone Land Corporation or its asignee to be determined prior to closing

Bidder understands that this sale is conditioned upon approval by Monterey County Superior Court. Bidder understand that Bidder must provide proof, to the satisfaction of the trustee of the Jarvis Trust, of the ability to close escrow on January 5, 2015.

Bidder understands that the contract of sale which is before the Court for confirmation, includes a commission of 4% to be paid by the Jarvis Trust to the broker for the buyer under that contract. Bidder is represented by the following real estate broker: Pacific Southwest Realty Services Bidder understand that any real estate commission paid on this sale will be allocated in accordance with California Probate Code Sections 10160, et seq.

Date: December 17, 2014

(Bidder’s signature)

GLADSTONE LAND CORPORATION, BY BILL REIMAN, MANAGING DIRECTOR
(Print name and capacity)

ACCEPTANCE BY SELLER

Subject to confirmation by this Court, I, John L. McDonnell, Jr., as trustee of the Jarvis Replacement Administrative Trust dated May 28, 2004, and approved by Monterey County Superior Court on June 28, 2004, hereby accept the foregoing bid of Gladstone Land Corporation or its assignee as purchaser of all right, title, and interest of the Jarvis Trust in the property on the terms stated, and I hereby agree to pay to Pacific Southwest Realty Services, as real estate broker for the buyer, from proceeds of sale at close of escrow such sum as the Court shall allow, to be paid and allocated, between

Bid to Purchase Real Property In re JARVIS FAMILY TRUSTS, MP 31598	3

this broker and the broker for the buyer under the purchase contract brought to court for confirmation, as the Court shall direct, in accordance with California Probate Code Sections 10160, et seq.

Date: 12-17-2014

John L, McDonnell, Jr., Trustee

ACCEPTANCE BY BROKER

I, Robert T. Ludwick, a real estate broker duly licensed in California, having secured the purchaser above, hereby accept the foregoing undertaking of John L. McDonnell, Jr., to pay such sums in commission as shall be allocated by the Court.

Date: 12-16-2014

Print name: Robert T. Ludwick
Pacific Southwest Realty Services

Bid to Purchase Real Property In re JARVIS FAMILY TRUSTS, MP 31598	4

Title No. 10-52111256-I-JF

Locate No.CACT17727-7727-4521-0052111256

LEGAL DESCRIPTION

EXHIBIT “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MONTEREY, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

That portion of Lots VIII and IX and a portion of Lots X and XI of the Santa Rita Rancho, in the County of Monterey,State of california, being a portion of the land described in the deed from california Lands Inc., a corporation,to Alvin C. H. Jarvis 1 et ux, dated November 16, 1933, recorded December 5, 1933 in Volume 378, Official Records, at Page 146, Monterey County Records, and described as follows:

Beginning at a stake on the south line of the Natividad and Castroville County Road, at the northeast corner of Lot X as per map of said Santa Rita Rancho, made by Charles T. Healey, in September 1875; thence

(1) N. 70-3/4° W., 4748.04 feet to the northwest corner of Lot VIII; thence

(2) S. 19° W., 3026.76 feet to stake marked “22”; thence

(3) S. 67-1/2° E., 1471.80 feet to a stake marked “P.H.l”; thence

(4) S. 73° E., E., 2850.54 feet to a stake marked “P.H.”,at the northeast corner of Lot XVII of said Rancho; thence

(5) S. 79-1/4° E., 780.12 feet to a stake on the west boundary of the Town of Santa Rita;thence

(6) North/ 291.72 feet to a stake marked “M.L.”, at the northwest corner of said Town of Santa Rita,at the Southwest corner of the land described in the deed to tile Roman Catholic Bishop of Monterey-Fresno, a corporation, sole,dated January 6, 1930, recorded in Book 223, Page 245, Official Records;thence along the west boundary of said land,

(7) N. 0° 51’ E., 1015.6 feet to the northwest corner thereof; thence along the north boundary of said land/

(8) S. 89° 09’ E., 517.94 feet to a 4” x 4” post in the westerly line of the Salinas-San Miguel canyon Road on the boundary of said Lot X; thence along the said line of said road,

(9) N. 0° 51’ East, 1563.12 feet to the point of beginning.

Except therefrom that portion of said land described in the Deed to the State of California, recorded April 20, 1931 in Book 291, Page 73, Official Records.

Also Except therefrom that portion of said land described in the deed to the State of California, recorded November 19, 1945 in Book 901, Page 50, Official Records.

Also Except therefrom that portion of said land conveyed to State of California by Deed recorded January 7, 1972 in Reel 745, Official Records, at Page 977.

Also Except therefrom that portion of said land described in the Final Order of Condemnation, entered September 16, 1969 in Superior Court, County of Monterey, Case No. 56450, a certified copy thereof recorded September 16, in Reel 621, Page 242, Official Records.

APN: 253-012-053

2	EXHIBi1 .. A.’ Page 1 of 1 CLTA Preliminary Report Form- Modified (11/17/06)